 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Benihana Inc.

(Name of Registrant as Specified In Its Charter)

N/A

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Explanatory Note

On September 17, 2010, Benihana Inc. (the “Company”) sent the following letter to its shareholders in connection with the current solicitation of proxies for the Company’s 2010 Annual Meeting of Stockholders, scheduled for September 28, 2010. Accordingly, the Company is filing the letter as definitive additional proxy materials pursuant to Section 14(a) of the Securities Exchange Act of 1934.

September 17, 2010

Dear fellow Benihana shareholders:

Our strategy for creating sustainable and profitable growth is working.  On a calendar year-to-date basis through close of trading yesterday, we have generated a 66% return for shareholders, and I am pleased to report that our Renewal Program continues to demonstrate its effectiveness.

Yesterday, in the most recent evidence of our progress, your Company announced sales for the second four weeks (August 16 – September 12, 2010) of the second fiscal quarter 2011.  We increased total restaurant sales 3.5% and grew Company-wide comparable restaurant sales 4.2% -- our 7th consecutive period of comparable restaurant sales increases.  With the Renewal Program focusing on our flagship Teppan restaurants, the 7.8% increase in that brand’s comparable sales, driven by a 7.2% increase in traffic, is particularly gratifying especially following a 7.3% increase in comparable sales for Teppan in the previous period.

Moreover, we earned these strong results in a recessionary and deflationary environment, with Benihana outperforming our peers.  When our comparable restaurant sales are measured against the respected industry-tracking Knapp survey, there is a marked improvement over the past five quarters.  We reversed a negative 3.5% deficit spread against the industry for the first quarter of FY 2010 to a positive 3.7% outperformance for the first quarter of FY 2011.

PLEASE VOTE THE ENCLOSED WHITE PROXY CARD TODAY TO ENSURE
YOUR COMPANY’S TURNAROUND CAN CONTINUE

DO NOT ALLOW OUR PROGRESS DELIVERING SHAREHOLDER VALUE
TO BE JEOPARDIZED

Under the leadership of the management team that your Board recruited and installed in 2009, we believe Benihana has undergone a dramatic turnaround.  From the quality of our restaurants’ ingredients, to the consistency of food preparation, to the appearance of our restaurants, to the professionalism and entertainment value of our service, our goal has been to raise every component of the iconic Benihana guest experience to the highest standards.  And, by applying disciplined operating techniques, we have financed the Renewal Program without raising new capital from investors or raising entrée prices for guests.

As a result, Benihana today is exceeding its performance prior to 2009 across key operating measures, outperforming its peers in sales, and delivering results to both shareholders and a new generation of guests whose loyalty we are committed to earning.

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Even more exciting is the fact that our Renewal Program is just starting to generate traction and momentum.  We intend to create significant additional value for Benihana shareholders by:

●	extending the Renewal Program’s success from our flagship Teppan restaurants to our Haru and RA branded concepts;
●	continuing to strengthen our unit- and regional-level operational management;
●	generating guest traffic for Teppan and RA across longer periods of the day; and
●	carefully evaluating new unit expansion opportunities.

VOTING THE WHITE PROXY CARD WILL ENSURE SHAREHOLDERS HAVE TWO PATHS FOR MAXIMIZING VALUE –
THE RENEWAL PROGRAM AND THE STRATEGIC PROCESS

In addition to the successful Renewal Program, your Board has acted to explore other avenues for maximizing shareholder value, including a potential sale of the Company.  We believe this dual-pronged approach – a sweeping turnaround effort combined with a process to explore strategic alternatives – will contribute to the best possible results for Benihana shareholders.

Furthermore, through actions, not words, your Board has continued to demonstrate its independence and its commitment to maximizing shareholder value.  In 2010 alone, we:

●
Established an independent committee, with its own independent legal and financial advisors, to evaluate whether to issue new stock in order to raise capital.  Led by independent director Lewis Jaffe, who originally was nominated to the Board by BOT, the committee concluded that the timing and market environment were not right for raising capital, and the Board concurred.

●	Appointed a new independent director, Adam Gray, from an investment firm with extensive experience in the restaurant industry.

●
Made an unconditional offer to BOT to accept its Board nominee in order to avoid the expense, distraction and risk to Benihana’s operational progress and strategic process that could result from a contested election.

YOUR VOTE IS IMPORTANT – YOUR COMPANY’S CONTINUED MOMENTUM DEPENDS ON IT

Benihana’s remarkable recent operational progress – and the further opportunity we are creating for our brands -- was never a foregone conclusion.  It results directly from the decisive actions your Board took beginning in 2008 to replace the prior management team, recruit Richard Stockinger to lead the Company as CEO, and support his team’s development and implementation of the Renewal Program.

In the people-intensive service business of restaurants, dramatic change is impossible without winning employee buy-in at every restaurant and every corporate function.  It is vitally important to your Company’s continued progress that shareholders send an unambiguous signal of support to the 6,500 men and women of Benihana upon whom we rely to implement the disciplined techniques and initiatives of our Renewal Program, as well as to the talented and dedicated members of our management team who are so deeply committed to your Company’s success.  As shareholders, we simply cannot afford for our investment to lose traction in its operations or in its strategic process due to uncertainty caused by competing agendas in the boardroom.

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NOW IS NOT THE TIME TO RISK BENIHANA’S PROGRESS –
SIGN, DATE AND RETURN THE WHITE PROXY TODAY,
EVEN IF YOU VOTED ALREADY

Your Board and management and the employees of Benihana have accomplished a great deal over the past year in pursuit of our single overriding objective:  focusing on the guest and thereby enhancing the value of Benihana for shareholders. More work remains, and it demands the full focus and energy of the Board, the management team, and the entire Benihana organization.

If your shares are registered in your own name, please sign, date and mail the enclosed WHITE proxy card to Georgeson in the self-addressed, stamped envelope provided.  If your shares are held in the name of a brokerage firm, bank nominee or other institution, please sign, date and mail the enclosed WHITE proxy card in the self-addressed, stamped envelope provided.  If you have any questions or need assistance in voting your shares, please contact our proxy solicitor at the following:

199 Water Street, 26th Floor
New York, NY  10038
Shareholders Call Toll-Free (866) 203-9401

Even if you have already voted, please take a moment right now to sign, date and return the enclosed WHITE proxy card, and please discard any gold proxy cards you receive.

With appreciation for your investment in, and support for, Benihana,

Darwin C. Dornbush
Chairman

Safe Harbor Statement

Except for the historical matters contained herein, statements in this letter are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of the Company, including, without limitation: risks related to the Company’s business strategy, including the Company’s Renewal Program and initiatives; risks related to the Company’s efforts to strengthen its teppanyaki concept and build its RA Sushi and Haru brands; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. Past performance may not be indicative of future results.  In addition to the risks and uncertainties set forth above, investors should consider the risks and uncertainties discussed in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings.

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